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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): December 5, 1996


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                      1-12297                  22-3086739
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
of incorporation)                                           Identification No.)



375 Park Avenue, New York, New York                        10152
(Address of principal executive offices)                 (Zip Code)



                                (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On December 5, 1996, the Board of Directors of United Auto Group, Inc. (the "Company") authorized the repurchase of up to $10 million of the Company's Voting Common Stock, from time to time, depending on market condition. The repurchase program will be funded with excess cash.

         On December 16, 1996, the Company entered into an agreement to acquire 100% of the partnership interests in Shannon Automotive, Ltd. for aggregate consideration in the amount of approximately $14 million. Shannon Automotive, Ltd. operates Crown Dodge and Crown Jeep-Eagle Chrysler-Plymouth, located in Houston, Texas.



ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  None

          (b)  Pro Forma Financial Information:  None

          (c)  Exhibits:

                10.11.1 Agreement and Plan of Merger, dated December 16, 1996, among Crown Jeep Eagle, Inc., Berylson, Inc., Shannon Automotitve, Ltd., Kevin J. Coffey, Paul J. Rhodes, the Company, UAG Texas, Inc. and UAG Texas II, Inc.

                99.1 Press Release relating to stock repurchase program, issued December 16, 1996.

                99.2 Press Release relating to acquisition of Shannon Automotive, Ltd., issued December 18, 1996.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.



DATE: December 23, 1996                     By:/s/ Arthur J. Rawl
                                                   Arthur J. Rawl
                                                   Executive Vice President and
                                                   Chief Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.              Document
-----------              --------
    10.11.1 Agreement and Plan of Merger, dated December 16, 1996, among Crown Jeep Eagle, Inc., Berylson, Inc., Shannon Automotitve, Ltd., Kevin J. Coffey, Paul J. Rhodes, the Company, UAG Texas, Inc. and UAG Texas II, Inc.

     99.1 Press Release relating to stock repurchase program, issued December 16, 1996.

     99.2 Press Release relating to acquisition of Shannon Automotive, Ltd., issued December 18, 1996.







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